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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT


                 In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Amendment No. 1 to Schedule 13D referred to below) on behalf of each of them of a statement on Amendment No. 1 to Schedule 13D with respect to the common stock, no par value (the "Common Stock"), of Jerry's Famous Deli, Inc., a California corporation, and that this Agreement may be included as an Exhibit to such joint filing.

                 IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 19, 1996.

Dated:  November 21, 1996               Yucaipa Waterton Deli Investors, LLC
                                        Waterton Management, LLC



                                        By:     /s/ KENNETH J. ABDALLA
                                           ----------------------------------
                                        Name:   Kenneth J. Abdalla
                                        Title:  Manager



Dated:  November 21, 1996               Jerry's Investors, LLC

                                        By:     Waterton Management, LLC
                                        Title:  Manager



                                        By:     /s/ KENNETH J. ABDALLA
                                           ----------------------------------
                                        Name:   Kenneth J. Abdalla
                                        Title:  Manager


Dated:  November 21, 1996               Kenneth J. Abdalla



                                        By:     /s/ KENNETH J. ABDALLA
                                           ----------------------------------








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